UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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Zoran Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 18, 2011

YOUR VOTE IS IMPORTANT!

YOUR BOARD OF DIRECTORS ENCOURAGES YOU TO

VOTE THE ENCLOSED PROXY CARD TODAY

Dear Stockholder:

The Zoran Special Meeting of Stockholders to vote on the merger with CSR plc (LSE: CSR) (“CSR”) is less than two weeks away, and your vote is very important. Under the terms of the transaction, Zoran stockholders will receive US$6.26 in cash and 0.589 ordinary shares of CSR in the form of American Depositary Shares (with each ADS representing four ordinary shares) for each share of Zoran common stock they hold.

We encourage you to read carefully the proxy materials previously sent to you and to vote promptly. Since approval of the CSR merger requires the affirmative vote of a majority of all outstanding shares, failure to vote has the same effect as voting against the merger. To be sure your shares are represented, we urge you to vote the enclosed duplicate proxy today.

LEADING INDEPENDENT PROXY ADVISOR RECOMMENDS

VOTING FOR THE ZORAN / CSR MERGER

Institutional Shareholder Services (ISS), a leading proxy advisory firm, recommends its clients vote FOR the merger.

In its August 12, 2011, report, ISS stated:

The consideration of cash and stock provides ZRAN shareholders with certainty of value while allowing participation in synergistic upsides – most notably from the increased scale and complimentary capabilities – that may result from the merger… The decision to merge with CSR appears to offer the most value to shareholders and provides less downside risk than the standalone alternative or a break-up sale of the parts.i

FINAL TAX RULING ISSUED BY ISRAELI TAX AUTHORITIES

Zoran has received the final tax ruling from the Israeli Tax Authority (“ITA”), which generally provides that non-Israeli shareholders meeting certain conditions listed in the tax ruling will be exempt from Israeli tax withholding. Stockholders are urged to read the press release that will be issued by Zoran regarding the ruling for further details regarding Israeli tax implications and requisite forms for ensuring that you are treated appropriately.

MERGING WITH CSR: THE BEST VALUE FOR ZORAN SHAREHOLDERS

Through the combination with CSR, Zoran stockholders will receive increased certainty of value through a significant cash consideration component while participating in the upside potential of the combined company. Your Board of Directors believes that the decision to merge with CSR offers more certain value to stockholders than remaining a standalone company or a break-up sale of the parts, has determined this transaction to be the best alternative for Zoran and in the best interests of the company and its stockholders, and has recommended that stockholders vote FOR the merger.

For your convenience, we have made arrangements for telephone and internet voting. Simply follow the instructions that appear on the enclosed form of proxy to expedite the voting process. We ask you not to delay in voting your shares. For more information about voting procedures, please call MacKenzie Partners, Inc. at (800) 322-2885 (Toll-Free) or (212) 929-5500 (Call Collect).

On Behalf of Your Board of Directors

Dr. Levy Gerzberg

President and Chief Executive Officer

[i]	Permission to use quote was neither sought nor obtained

About Zoran Corporation

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for the digital entertainment and digital imaging markets. With over two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DTV, set-top box, broadband receivers (silicon tuners), DVD, digital camera, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in China, France, Germany, India, Israel, Japan, Korea, Taiwan, and the U.K., Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This communication contains “forward-looking statements” concerning CSR and Zoran, the combined companies and business and the wholly-owned subsidiary of CSR that will merge with Zoran (together such companies and their subsidiaries being the “Merged Company”) that are subject to risks and uncertainties. Generally, the words ‘will’, ‘may’, ‘should’, ‘continue’, ‘believes’, ‘targets’, ‘plans’, ‘expects’, ‘estimates’, ‘aims’, ‘intends’, ‘anticipates’ or similar expressions or negatives thereof identify forward-looking statements. Forward-looking statements include statements relating to (1) the expected benefits of the merger, the expected accretive effect of the merger on the combined companies’ financial results, expected cost, revenue, technology and other synergies, the expected impact for customers and end-users, future capital expenditures, expenses, revenues, earnings, synergies, economic performance, financial condition, and future prospects; (2) business and management strategies and the expansion and growth of CSR’s or Zoran’s operations and potential synergies resulting from the merger; and (3) the expected closing date of the merger.

These forward-looking statements are based upon the current beliefs and expectations of the management of Zoran and CSR and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond CSR’s and Zoran’s ability to control or estimate precisely and include, without limitation: the ability to obtain governmental approvals of the merger or to satisfy other conditions to the merger on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected synergies from the transaction in the amounts or in the timeframe anticipated; the potential harm to customer, supplier, employee and other relationships caused by the announcement or closing of the merger; the ability to integrate Zoran’s businesses into those of CSR’s in a timely and cost-efficient manner; the development of the markets for Zoran’s and CSR’s products; the Merged Company’s ability to develop and market products integrating each company’s technologies in a timely fashion; weak current economic conditions and the difficulty in predicting sales, even in the short-term; factors affecting the quarterly results of CSR, Zoran and the Merged Company; sales cycles; price reductions; dependence on and qualification of foundries to manufacture the products of CSR, Zoran and the Merged Company; production capacity; the ability to adequately forecast demand; customer relationships; the ability of CSR, Zoran and the Merged Company to compete successfully; product warranties; the impact of legal proceedings; the impact of intellectual property indemnification practices; and other risks and uncertainties, including those detailed from time to time under the caption “Risk Factors” and elsewhere in CSR’s and Zoran’s periodic reports filed with the United States Securities and Exchange Commission, including Zoran’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and Zoran’s and CSR’s other filings with the Securities and Exchange Commission. Neither CSR nor Zoran can give any assurance that such forward-looking statements will prove to have been correct. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this announcement. Neither CSR nor Zoran nor any other person undertakes any obligation to update or revise publicly any of the forward-looking statements set out herein, whether as a result of new information, future events or otherwise, except to the extent legally required.

Zoran and the Zoran logo are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.